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                                PERKINS COIE LLP
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
      1211 SOUTHWEST FIFTH AVENUE, SUITE 1500 - PORTLAND, OREGON 97204-3715
                TELEPHONE: 503 727-2000 - FACSIMILE: 503 727-2222



                                  March 4, 1999



ThrustMaster, Inc.
Suite 400
7175 N.W. Evergreen Parkway
Hillsboro, OR  97124

Ladies and Gentlemen:

     We have acted as counsel to ThrustMaster, Inc. ("Company") in connection with (a) the issuance by the Company of (i) 250,000 shares (the "Outstanding Shares") of the Company's common stock, without par value (the "Common Stock"),
(ii) warrants (the "Warrants") exercisable for up to 70,754 shares of Common Stock (the "Warrant Shares") and (iii) up to 312,500 shares of Common Stock (the "Adjustment Shares" and, together with the Outstanding Shares and the Warrant Shares, collectively the "Shares") issuable as a post-closing adjustment to the transaction in which the Outstanding Shares were issued and
(b) the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission with respect to the resale of the Shares. The Shares and the Warrants were or may be issued under the Securities Purchase Agreement dated as of January 28, 1999 between the Company and the Purchasers party thereto (the "Purchase Agreement").

     We have examined the Registration Statement, the Purchase Agreement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based on and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable, (ii) the Warrant Shares have been duly authorized and, upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and (iii) the Adjustment Shares have been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.


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March 4, 1999
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Perkins Coie LLP